Exhibit 10.28

(The above space is reserved for Recorder’s Certification.)
     FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT
     THIS FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS AND SHALL BE GOVERNED BY SECTION 443.055 R.S.MO., AS AMENDED. THE TOTAL PRINCIPAL AMOUNT OF THE PRESENT AND FUTURE ADVANCES AND OBLIGATIONS WHICH MAY BE SECURED HEREBY IS $2,645,000.
     THE REAL PROPERTY ENCUMBERED BY THIS FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT IS LEGALLY DESCRIBED ON PAGE 2 HEREOF.
     THIS FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT (this “Deed of Trust”) is dated as of this 1st day of September, 2002, by and between SYNERGETICS DEVELOPMENT COMPANY, L.L.C., a Missouri limited liability company (hereinafter called “Grantor”) having a mailing address of 88 Hubble Drive, O’Fallon, Missouri 63304, and Victor Zarrilli, as trustee (“Trustee”) having a mailing address of 6 South Broadway, St. Louis, Missouri 63102, and THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI, a public corporation as beneficiary (“Beneficiary”) having a mailing address of 5988 Mid Rivers Mall Drive, St. Charles, Missouri 63304.
     WITNESSETH:
     WHEREAS, Grantor is justly indebted to Beneficiary, as evidenced by that promissory note of Grantor dated as of September 1, 2002 (the “Note”), which Note is in the principal amount of $2,645,000, provides for interest as therein set forth, and has a stated final maturity date of September 1, 2002; and
     WHEREAS, said Note was executed and delivered pursuant to that Loan Agreement dated as of September 1, 2002 (the “Loan Agreement”) by and between the Beneficiary and the Grantor;
     WHEREAS, Grantor is now or hereafter may become otherwise obligated or indebted to Beneficiary, and Beneficiary may make future advances to Grantor, and Grantor may incur future obligations to Beneficiary, whether pursuant to the Note or the Loan Agreement, as specified above (which Note and Loan Agreement are collectively herein called the “Debt Instruments”); and

     WHEREAS, the parties intend that this Deed of Trust shall secure the payment of and obligations under the Note, as specified above, all obligations of the Grantor under the Loan Agreement, all obligations of Grantor under this Deed of Trust, and any and all other present and future indebtedness (principal, interest, fees and other amounts), liabilities and obligations of Grantor to Beneficiary arising under the Note, the Loan Agreement or any other Debt Instruments, including any and all amendments, modifications, extensions or renewals thereof, whether now existing or made or incurred after the date of execution of this Deed of Trust, in the maximum principal amount (exclusive of sums spent for the reasonable protection of the security of this Deed of Trust, if any), of $2,645,000 (collectively, the “Indebtedness”);
     NOW, THEREFORE, as security for the Indebtedness, and in consideration thereof, and the sum of Ten Dollars ($10.00) in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor by these presents does hereby GRANT, BARGAIN AND SELL, MORTGAGE, WARRANT, CONVEY AND CONFIRM, ASSIGN, TRANSFER AND SET OVER unto Trustee, his successors and assigns, IN TRUST, forever, the following described real estate, chattels real, personal property and other properties, interests and rights, whether now owned or hereafter acquired by Grantor (collectively, the “Mortgaged Property”) situated in the County of St. Charles, State of Missouri, to-wit:
Lot 7A-1 of O’FALLON CORPORATE CENTRE SUBDIVISION OF LOT 7A, as per plat thereof recorded in Plat Book 38 page 147 of the St. Charles County Records.
HAVING a street address of Lot 7A1 of O’Fallon Corporate Center, O’Fallon, Missouri 63304; and TOGETHER with (1) all buildings, improvements and structures at any time, now or hereafter, erected, situated or placed thereon; (2) all rights, privileges, easements, rights of way, franchises, tenements, hereditaments, appendages and appurtenances thereunto belonging or in anywise appertaining; (3) all right, title, interest and estate of Grantor in and to streets, roads, ways, sidewalks, curbs, alleys and areas adjoining said real estate and portions thereof, private or public, and whether vacated by law or ordinance (conditionally or otherwise); (4) all rents, revenues, royalties, income, issues and profits, which are hereby specifically assigned, transferred and pledged primarily and on a parity with said real estate; (5) all fixtures and personal property now or at any time hereafter annexed, affixed or attached to said real estate and/or the buildings, improvements or structures thereon and all replacements, additions and substitutions thereof or thereto, including (but not limited to) all apparatus, appliances, machinery, equipment and articles used to supply or provide, or in connection with, heat, gas, air-conditioning, plumbing, water, lighting, power, elevator, sewerage, cleaning, refrigeration, cooling, ventilation and sprinkler systems, all water heaters, ranges, stoves, dishwashers and disposals, all window shades, drapes and drapery equipment and apparatus, all carpeting, tile and floor coverings, all fire prevention and extinguishing apparatus, all security and access control apparatus, and all trees, plants and landscaping; (6) except for Permitted Encumbrances (as defined in the Loan Agreement), all other personal property, whether now owned or hereafter acquired by Grantor, and used or intended to be used in the possession, occupation or enjoyment thereof, and all replacements, additions and substitutions thereof and thereto, including (but not limited to) all furniture, furnishings and equipment, all appliances, all shelving and storage apparatus, all construction goods and materials whether or not the same have been incorporated into the buildings or improvements thereon, and all tools, supplies and equipment used in connection with construction, repair, maintenance, janitorial or groundskeeping services thereon or therefor; (7) all existing and hereafter created or acquired accounts, contract rights and general intangibles arising from or relating in any manner to the foregoing or the development or operation thereof; (8) all books, records, reports, tests, surveys, plans, specifications, permits, licenses and documents of any kind or nature relating to the foregoing or the development or operation thereof; and (9) all products and proceeds of any of the foregoing, including, without limitation, insurance proceeds.

     TO HAVE AND TO HOLD the Mortgaged Property and every part thereof unto Trustee, his successors and assigns, forever, IN TRUST, nevertheless, to secure the payment of the Indebtedness and the performance and observance by Grantor of every covenant and condition herein contained.
Representations and Warranties. Grantor hereby represents and warrants to Trustee and Beneficiary: (i) that it is lawfully seized and possessed of a good and indefeasible title and estate in fee simple to the Mortgaged Property, and Grantor will forever warrant and defend the title to the Mortgaged Property and every part thereof unto Trustee and Beneficiary against the claims and demands of all persons whomsoever; (ii) that the Mortgaged Property and every part thereof is free and clear of any and all liens, encumbrances and charges of every kind and character, including liens of general and special taxes and assessments, excepting taxes for the current year which are not yet due, excepting the lien of this Deed of Trust, and excepting any easements, rights of way or restrictions of record shown as special exceptions in any title insurance policy insuring this Deed of Trust; (iii) Grantor has inspected the Mortgaged Property and has researched and investigated the prior uses of the Mortgaged Property and all adjoining properties and, except as disclosed in the Phase I Environmental Site Assessment prepared by SDI Engineering, Inc. prior to the date of execution of this Deed of Trust, no Regulated Substances exist on, in, under or about the Mortgaged Property or, to the best of Grantor’s knowledge, on any adjoining property; (iv) to the best of Grantor’s knowledge, the Mortgaged Property has never been used as a waste disposal site for any Regulated Substances, as a storage site for petroleum products or chemicals, or as a manufacturing site; (v) to the best of Grantor’s knowledge, no improvements or structures on the Mortgaged Property contain asbestos or asbestos containing materials (whether or not the same is friable); (vi) to the best of Grantor’s knowledge, there are not now nor have there ever been any underground storage tanks on the Mortgaged Property; (vii) Grantor will not allow any person now or hereafter occupying the Mortgaged Property to bring Regulated Substances onto the Mortgaged Property or to process or store or dispose of such substances on the Mortgaged Property, except in the ordinary course of Grantor’s current business and in complete compliance with all applicable laws and regulations; (viii) Grantor has checked with the applicable federal, state and local environmental protection offices, and with the local fire department, and there are no complaints on file or records or investigations or matters pending in said offices or departments alleging, concerning or indicating the presence or suspected presence, now or at any time in the past, of Regulated Substances on, in, under or about the Mortgaged Property, and neither the Mortgaged Property nor the properties adjacent thereto are identified or contained on any listing of actual, suspected or potential hazardous waste sites; and (ix) shall either remove, close or maintain all monitoring wells on the Mortgaged Property. The term “Regulated Substance” as used in this Deed of Trust shall mean those materials and substances defined as hazardous substances in 42 U.S.C. § 9601(14) and all other wastes and substances, now or hereafter defined as hazardous, toxic, dangerous, or otherwise regulated under any international, federal, state or local laws, rules or regulations pertaining to environmental pollution, contamination, protection, or waste management, treatment, storage, handling or disposal, and any other materials or substances, the exposure to which is prohibited, limited or regulated by any governmental authority or which does or could pose a hazard to the health or safety of the occupants of the Mortgaged Property or the owners and/or occupants of any property adjacent thereto, including (but not limited to) explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCB’s), petroleum products and radon gas.
Covenants. Grantor hereby expressly covenants and agrees with Trustee and Beneficiary that:
(1)	Payment of Obligations. Grantor will duly pay the Indebtedness secured hereby and all interest thereon, as and when the same shall become due and payable, according to the terms thereof.

(2)	Due on Sale or Encumbrance. Grantor will not, without the prior written consent of Beneficiary, transfer, convey or otherwise part with title to any of the Mortgaged Property, or any portion thereof or ownership interest therein, or create or permit or allow to exist or to be created any mortgage, deed of trust, pledge or other lien or encumbrance on any of the Mortgaged Property, other than this Deed of Trust and any other mortgages, deeds of trust and pledges in favor of Union Planters Bank, N.A. or any affiliate of Union Planters Bank, N.A., and Grantor will not suffer or permit any mechanic’s or materialmen’s lien or any other lien of any nature whatsoever to attach to any of the Mortgaged Property or to remain outstanding against the same or any part thereof.
(3)	Insurance. Grantor shall at all times at the cost and expense of Grantor keep all of the Mortgaged Property of an insurable nature constantly insured against loss or damage as required by Section 5.5 of the Loan Agreement. Grantor shall at all times also maintain at the cost and expense of Grantor comprehensive general liability insurance in such coverage amounts as are required by Section 5.5 of the Loan Agreement. All insurance moneys received on account of any loss or damage to the Mortgaged Property, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said moneys, may be used and applied as provided in the Loan Agreement. In the event of loss or damage to the Mortgaged Property, Grantor shall give immediate written notice to the insurance carrier and to Beneficiary. Grantor hereby grants to Trustee and Beneficiary acting jointly or severally, full power and authority to make proof of loss under any and all insurance policies, either in the name of Grantor, or in the name or names of Trustee or Beneficiary, and to adjust, settle, collect and receipt for all insurance, and to endorse for and in behalf and in the name of Grantor any check, draft or other instrument received therefor, and to collect the proceeds thereof, and also, if an event of default shall occur hereunder, to collect and receipt for any unearned premiums and to apply same on the Indebtedness secured hereby in such order and manner as Beneficiary may elect. In the event of foreclosure sale, any and all insurance policies may be assigned without consent of Grantor, and Grantor authorizes Trustee or Beneficiary to assign said policies to the purchaser or purchasers at such foreclosure sale, or if Beneficiary so elects, Trustee or Beneficiary may collect any unearned premiums and apply the same on the Indebtedness secured hereby in such order and manner as Beneficiary may elect.

(4)	Indemnity. Grantor will protect, indemnify, defend and hold harmless Trustee and Beneficiary from and against any and all claims, causes of action, suits, liabilities, damages, losses, costs and expenses (including attorneys’ fees), of whatever nature, which may arise or result, directly or indirectly by reason of the use or occupation of the Mortgaged Property or any part thereof or any failure by Grantor to comply with the covenants contained herein.

(5)	Repairs. Grantor will at all times keep and maintain the Mortgaged Property and every part thereof in good order, repair and condition, without any liability of Trustee or Beneficiary to any person for damage for failure to repair or for any other cause, and Grantor will promptly make all needed and proper repairs, restorations, renewals and replacements thereof, so that at all times the value of the Mortgaged Property and every part thereof shall be fully preserved and maintained, and Grantor will not cause or permit any waste on or of the Mortgaged Property or otherwise allow the Mortgaged Property, or any part thereof, to depreciate in value by any act or neglect.

(6)	Compliance. Grantor will not use or suffer or permit to be used the Mortgaged Property or any part thereof in any manner inconsistent with the rights of Trustee or Beneficiary hereunder, or in violation of the provisions of any insurance policy or any rules or regulations of insurance underwriters, and will comply with, and maintain, use and cause the Mortgaged Property to at all times be in compliance with all laws, ordinances, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body, officer or department applicable to the Mortgaged Property or to the uses or purposes thereof.

(7)	Condemnation. In the event the Mortgaged Property, or any part thereof, be taken through condemnation Proceedings or by virtue of the exercise of the right of eminent domain or pursuant to governmental action, any and all amounts awarded in any such condemnation proceeding for the taking of the Mortgaged Property, or any part thereof, shall be paid to UMB Bank, N.A., as Trustee (the “Indenture Trustee”) under that certain Indenture of Trust dated as of September 1, 2002 (the “Indenture”) by and between the Beneficiary and the Indenture Trustee, and applied as provided in the Loan Agreement.

(8)	Damage by Third Parties. In the event any part of the Mortgaged Property shall be destroyed or damaged by any party or from any cause whereby Grantor becomes entitled to indemnity or recovery therefor from any third person or persons, all of such sum or sums so due from any such third person or persons shall be paid to the Indenture Trustee and applied as provided in the Loan Agreement.

(9)	Taxes. Grantor hereby covenants and agrees to pay any and all taxes, assessments, liens and other charges that may be levied or assessed against the Mortgaged Property, or any part thereof, prior to the time the same shall become delinquent, and Grantor shall promptly provide Beneficiary with proof of payment thereof.

(10)	Environmental Compliance. Grantor shall at its expense comply and maintain the Mortgaged Property in compliance with any and all national, state, local, judicial or other laws, rules, regulations and orders applicable to the Mortgaged Property with respect to the investigation, remediation, monitoring, release, handling, storage, transportation, discharge and/or removal of Regulated Substances (collectively, “Environmental Laws”), pay immediately when due the cost of removal of any such Regulated Substance which may be located on, in, under or about the Mortgaged Property, and keep the Mortgaged Property free of any lien imposed pursuant to any such Environmental Law. In the event Grantor fails to do so, after notice to Grantor and the expiration of one-half of any cure period permitted under applicable law, rule, regulation or executive order, Beneficiary may declare an event of default to have occurred under this Deed of Trust and cause the Mortgaged Property to be freed from and decontaminated of the Regulated Substance or take or cause to be taken any other action with respect to any such Regulated Substance or the Mortgaged Property to protect its interest therein. Grantor shall give Beneficiary immediate written notice of any environmental enforcement action or any investigation with respect to the existence or potential existence of any Regulated Substance instituted or threatened with respect to the Mortgaged Property. Grantor shall also give Beneficiary immediate written notice of any condition or occurrence on the Mortgaged Property which constitutes a violation of any Environmental Law or would justify a demand for removal or remediation under any Environmental Law. Grantor hereby grants to Beneficiary, its agents and employees access to the Mortgaged Property and the right to (but in no case shall Beneficiary be in any way obligated or required to) remove any Regulated Substance on, in, under or about the Mortgaged Property in violation of the Environmental Laws and to perform such investigation and/or remediation thereon, all at Grantor’s expense and as Beneficiary shall see fit if Grantor fails to do so within a reasonable period of time after written demand therefor from the Beneficiary. Grantor agrees to protect, indemnify, defend and hold harmless Trustee and Beneficiary to the fullest extent allowed by law, from and against all claims, demands, causes of action, suits, losses, damages (including, without limitation, punitive damages), violations of any Environmental Law, environmental response and clean-up costs, fines, penalties and expenses (including, without limitation, reasonable counsel fees, cost and expenses incurred in investigating and defending against the assertion of such liabilities), of any nature whatsoever, which may be sustained, suffered or incurred by Trustee and/or Beneficiary based upon, or in connection with, or relating to, (i) the ownership or operation of the Mortgaged Property and all activities relating thereto, (ii) any knowing or material misrepresentation or material breach of warranty by Grantor, (iii) any compliance with or investigation, action or proceeding under or violations of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended) or any other Environmental Law, (iv) the presence, remediation, clean-up or removal of any Regulated Substance or evaluation or investigation of any release or threat of release of any Regulated Substance, (v) any loss of or damage to natural resources, including damages to air, surface or ground water, soil and biota, and (vi) any private or governmental suits or court or administrative orders or injunctions relating in any way to any Regulated Substances on, in, under or about the Mortgaged Property, or emanating therefrom. The specific indemnity and covenants contained in this paragraph are in addition to and shall not be construed to narrow or in any way restrict the application of the other indemnities and covenants contained in this Deed of Trust, notwithstanding any overlap in coverage.
(11)	Change In Taxation Laws. In the event of the enactment after the date hereof of any law of the State of Missouri or the United States of America imposing a specific tax on notes, bonds, or other evidences of indebtedness or obligations secured by a mortgage or deed of trust on real estate, or in the event the laws now in force relating to taxes on notes, mortgages, bonds, or other evidences of indebtedness or obligations secured by mortgage or deed of trust shall be in any manner changed, or in case such a tax shall be assessed under any existing law, as the result of which Trustee or Beneficiary may become chargeable with the payment of any such taxes, then and in any such event, Grantor covenants and agrees to pay to Trustee or Beneficiary, within thirty (30) days after written notice thereof, the amount of any such tax; provided that if Trustee or Beneficiary shall be required by law to pay any such tax, all moneys so expended shall be due on demand, bear interest at the highest rate set forth in the Debt Instruments (or if no rate is specified, at the maximum lawful rate) and shall be secured hereby. In the event Grantor shall fail to pay or cause to be paid or to reimburse Trustee or Beneficiary for advances as aforesaid to pay any such tax or taxes, or if by such law it should be illegal for Grantor to pay any such tax or taxes, then all of the Indebtedness secured hereby shall, at the option of Beneficiary, become immediately due and payable without further notice, anything herein or in the evidences of any indebtedness or other obligations secured by this Deed of Trust to the contrary notwithstanding; provided, however, that Grantor shall not be required to pay any such tax in excess of an amount which when added to the interest paid by Grantor on the Indebtedness would exceed the maximum lawful rate allowed in the State of Missouri.

(12)	Inspections. Beneficiary, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon or in any part of the Mortgaged Property for the purpose of inspecting the same and/or for the purpose of performing any of the acts it is authorized to perform hereunder.

(13)	Title Disputes. Should the Trustee or Beneficiary be made defendant in any suit involving the title to any of the Mortgaged Property, or involving the validity or priority of the lien of this Deed of Trust, then it is agreed that in every such case an attorneys’ fee in a reasonable amount shall be fixed by the court in which said suit may be pending, and may be adjudged in favor of the attorney or attorneys of record representing said parties, which fee shall be adjudged against the Grantor, on motion made therein therefor as a part of the costs of such proceedings, and that such reasonable costs and expenses of said parties, shall also be fixed and adjudged as costs therein by the court, and it is agreed that all such fees, costs and expenses of every such proceeding shall be adjudged against said Grantor (if not charged against a party other than the Trustee or the Beneficiary, their successors and assigns), and when so adjudged shall be secured by this Deed of Trust.

(14)	Cure Payments. If Grantor shall fail to pay any tax, assessment, lien or other charge levied or assessed against the Mortgaged Property, or any part thereof, or shall fail to keep and perform any of the covenants and conditions herein contained, Trustee or Beneficiary, shall be privileged, but shall not be obligated, to pay any such tax, assessment, lien, rent or other charge, to redeem such property from any sale or foreclosure for taxes or assessments or liens, to effect and pay for insurance required hereunder, to perform or pay for any other obligations, and to make such other disbursements as are necessary or advisable in the opinion of Trustee or Beneficiary to cure any default of Grantor hereunder or protect the lien or the rights of Trustee and Beneficiary hereunder; any and all such sums of money advanced for such purposes by Trustee or Beneficiary shall be deemed additional Indebtedness secured by this Deed of Trust and shall be payable on demand with interest accruing from the time so advanced at the highest rate per annum set forth under the Debt Instruments (or if no rate is specified, at the maximum lawful rate), and failure on the part of Grantor to repay the amounts so advanced on demand shall constitute an event of default hereunder; provided, however, nothing herein contained shall be construed as requiring Trustee or Beneficiary to effect such insurance or to advance or expend money or take any action for any of the purposes aforesaid.

(15)	Rent Assignment. This instrument is intended to create an absolute and present assignment to Beneficiary of the items of Mortgaged Property constituting rents, revenues, royalties, income, issues and profits, and not merely the passing of a security interest; provided, that so long as no event of default exists hereunder, Grantor shall have the right and license to collect said rents, revenues royalties, income, issues and profits as the same shall accrue.

(16)	Security Agreement. This instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Grantor hereby grants Beneficiary a security interest in said items, whether now owned or hereafter acquired, and including all products and proceeds of said items. Grantor agrees that Beneficiary may file this instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified as part of the Mortgaged Property. Any reproduction of this instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Grantor agrees to execute and deliver to Beneficiary, upon Beneficiary’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this instrument, in such form as Beneficiary may require to perfect a security interest with respect to said items. Grantor shall pay all costs of filing such financing statements and any extensions, renewals and amendments thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Without the prior written consent of Beneficiary, Grantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon the occurrence of an event of default as hereinafter provided, Beneficiary shall have the remedies of a secured party under the Uniform Commercial Code and, at Beneficiary’s option, may also invoke the remedies as otherwise provided in this instrument. In exercising any of said remedies, Beneficiary may proceed against the items of real property and any items of personal property specified as part of the Mortgaged Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary’s remedies under the Uniform Commercial Code or of the remedies otherwise provided in this instrument.
Events of Default; Remedies. If an event of default as specifically set forth herein shall occur, or in the event any one or more of the following events shall occur (an “event of default”): (a) If default shall be made in the payment of any of the Indebtedness secured hereby, or any interest thereon, within fifteen days of the date as and when the same shall become due and payable, whether by reason of demand, acceleration or otherwise; (b) If default shall be made by Grantor in the due performance or observance of any covenant, agreement or condition herein contained or required to be performed or observed by Grantor and such default shall continue for a period of thirty (30) days after the date of the mailing of a written notice addressed to Grantor at the address hereinabove set forth, or to such other address as may be designated by Grantor in written notice delivered to Beneficiary during which time such default is neither cured by Grantor nor waived in writing by Beneficiary, provided that, if the failure stated in the notice cannot be corrected within said 30-day period, Beneficiary may, with Bondowner Consent (as defined in that certain Indenture of Trust dated as of September 1, 2002 by and between Beneficiary and UMB Bank, N.A., as Trustee), consent in writing to an extension of such time prior to its expiration if corrective action is instituted by Grantor within the 30-day period and diligently pursued to completion; (c) If any representation or warranty of Grantor contained herein shall prove to be in any material respect incorrect or if there shall be any breach of any such representation or warranty; (d) If the Mortgaged Property or any portion thereof or ownership interest therein is sold, transferred, assigned or in any manner conveyed without the prior written consent of Beneficiary; (e) If a default or event of default shall occur under or within the meaning of any other deed of trust or mortgage covering any of the Mortgaged Property; or (f) If any event of default shall occur under or within the meaning of the Loan Agreement or under any agreement, document or instrument (including any guaranty) evidencing or securing any of the Indebtedness secured hereby; (g) If pursuant to § 443.055 R.S.Mo., as amended, Grantor shall notify Beneficiary of Grantor’s election to terminate the operation of this Deed of Trust as security for future advances or future obligations;
THEN, AND IN EACH AND EVERY SUCH EVENT: (1) All of the Indebtedness then outstanding and unpaid and all accrued and unpaid interest thereon shall, at the option of Beneficiary, become and be due and payable immediately, anything in the Note or any other Debt Instrument evidencing any of the Indebtedness or in this Deed of Trust to the contrary notwithstanding; (2) Upon demand of Trustee or Beneficiary, Grantor shall forthwith surrender to Beneficiary the actual possession of all of the Mortgaged Property and it shall be lawful (whether or not Grantor has so surrendered possession) for Beneficiary, either personally or by agents or attorneys, forthwith to enter into or upon the Mortgaged Property and to exclude Grantor, the agents and servants of Grantor, and all parties claiming by, through or under Grantor, wholly therefrom, and Beneficiary shall thereupon be solely and exclusively entitled to possession of said Mortgaged Property and every part thereof, and to use, operate, manage and control the same, either personally or by managers, agents, servants or attorneys, to the fullest extent authorized by law; and upon every such entry, the Beneficiary may, from time to time, at the expense of Grantor, make all necessary and proper repairs and replacements to the Mortgaged Property as Beneficiary in its discretion sees fit, and any amounts so expended shall be due on demand, bear interest at the post-maturity rate set forth in the Note and shall be secured hereby; (3) may make demand for and collect and receive all rents and income from Mortgaged Property, including rents and income accrued but unpaid prior to the date of such default, and the receipt of Beneficiary therefor shall be binding on Grantor with respect to the amount so paid. All sums of money received by Beneficiary from rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Indebtedness secured hereby in such order and manner as specified in the Indenture. Any lessee of the Mortgaged Property, or any part thereof, shall be fully protected in relying and acting upon the written statement of Beneficiary to the effect that this Deed of Trust is in default and that Beneficiary is entitled to receive the rents and income hereunder, notwithstanding any notice to or knowledge of said lessee to the contrary. Such lessee shall have no duty to determine that any sum paid to Beneficiary hereunder is properly applied by Beneficiary; (4) Trustee, at the request of Beneficiary, shall proceed to sell, either by himself or by agent or attorney, the Mortgaged Property or any part(s) thereof at public vendue or outcry at the customary place to the highest bidder for cash after first giving notice as required by the statutes of the State of Missouri and upon such sale Trustee shall receive the proceeds of such sale and shall execute and deliver deed or deeds or other instruments of conveyance, assignment and transfer to the property sold, to the purchaser or purchasers thereof; and (5) Trustee and/or Beneficiary may proceed by suit or suits at law or in equity to enforce the Indebtedness secured hereby and/or to foreclose this Deed of Trust and in such event Trustee shall be entitled to a reasonable fee for his services and Trustee and Beneficiary shall be entitled to a reasonable fee for the services of their attorneys and agents, and for all expenses, costs and outlays. Upon or at any time after the filing of any suit to foreclose the lien hereof, Beneficiary shall be entitled as a matter of right to the appointment of a receiver of the Mortgaged Property, either before or after sale, without notice and without regard to the solvency or insolvency of Grantor at the time of the application for such receiver, and without regard to the solvency or insolvency of Grantor at the time of the application for such receiver, and without regard to the then value of the Mortgaged Property, and Trustee, or Beneficiary, may be appointed as such receiver. Such receiver shall have full power to collect the rents, issues and profits from the Mortgaged Property and all other powers necessary or incidental for the protection, possession, control, management and operation of the Mortgaged Property.
     In any sale or sales made by Trustee under the power herein granted, or upon any sale or sales under or by virtue of any judicial proceedings: (i) the whole of the Mortgaged Property, real, personal and mixed, may be sold in one parcel as an entirety, or the Mortgaged Property may be sold in separate parcels as may be determined by Trustee in his discretion; (ii) all recitals contained in any deed or other instrument of conveyance, assignment or transfer made and delivered by Trustee in pursuance of the powers granted and conferred herein, shall be prima facie evidence of the facts therein set forth; (iii) such sale or sales shall operate to divest Grantor of all right, title, interest, claim and demand, either at law or in equity, under statute or otherwise, in and to the Mortgaged Property and every part thereof so sold and shall be a perpetual bar, both in law or equity, against Grantor and any and all persons claiming or to claim from, through or under Grantor; and (iv) Beneficiary may bid for and purchase the Mortgaged Property or any part thereof and may make payment therefor by presenting to Trustee the Note secured hereby or the other evidences of the Indebtedness secured hereby so that there may be endorsed as paid thereon the amount of such bid which is to be applied to the payment of the Indebtedness secured hereby as herein provided. Each time it shall become necessary to insert an advertisement of foreclosure, and sale is not had, Trustee shall be entitled to receive the sum of One Hundred Dollars ($100.00) for services and the amount of all advertising charges from Grantor, all of which shall be further secured hereby. Upon the foreclosure and/or sale of the Mortgaged Property, or any part thereof, the proceeds of such sale or sales shall be applied as follows: First, to the cost and expense of executing this trust, including reasonable compensation of Trustee and reasonable attorneys’ fees and expenses, outlays for documentary stamps, cost of procuring title insurance commitments, continuing abstracts, title searches or examinations reasonably necessary or proper; next, to the payment of any and all advances made by Trustee or Beneficiary, with interest thereon as hereinabove provided; next, to the payment of the balance of the Indebtedness secured hereby, with interest thereon as therein provided; and any surplus thereafter shall be paid to Grantor or any other party legally entitled thereto; provided that in the event the net proceeds of such sale or sales shall not be sufficient to pay in full the Indebtedness secured hereby, Grantor hereby promises and agrees to pay any deficiency thereon on demand with interest.

     Grantor shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension or exemption laws, or any so-called “moratorium laws”, now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, and hereby waives the benefit of such laws. Grantor, for itself, its successors and assigns, hereby wholly waives the period of redemption and any right of redemption provided under any existing or future law in the event of a foreclosure of this Deed of Trust. Grantor, for itself and all who may claim through or under it, hereby waives any and all right to have the property and estates comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and hereby agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Property sold as an entirety. Grantor hereby waives any order or decree of foreclosure, pursuant to the rights herein granted, on behalf of the Grantor, and each and every person acquiring any interest in or title to the Mortgaged Property, subsequent to the date of this Deed of Trust, and on behalf of all other persons to the extent permitted by applicable law.
     The Trustee may resign at any time by written instrument to that effect delivered to Beneficiary. Beneficiary shall be entitled to remove, at any time and from time to time, including any time before, during or after the commencement or completion of any foreclosure proceeding, the Trustee. In case of the death, removal, resignation, refusal to act or otherwise being unable to act of the Trustee, Beneficiary shall be entitled to select and appoint a successor Trustee hereunder by an instrument duly executed, acknowledged and recorded in the manner and form for conveyances of real estate in the State of Missouri, which recording may occur before, during or after the commencement or completion of any foreclosure proceeding, and any such successor Trustee shall thereupon succeed to Trustee as Trustee hereunder and to all of the rights, powers, duties, obligations and estate of said Trustee as if specifically named herein, provided no defect or irregularity in the resignation or removal of said Trustee or in the appointment of a successor Trustee or in the execution and recording of such instrument shall affect the validity of said resignation, removal or appointment or any act or thing done by such successor Trustee pursuant thereto. Additionally, whether the recording of the successor Trustee instrument takes place before, during or after the commencement or completion of any foreclosure proceeding shall have no effect upon the validity of said proceeding. Trustee shall not be disqualified from acting as Trustee hereunder or from performing any of the duties of Trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that Trustee is an officer, employee or stockholder of the Indenture Trustee, or is interested, directly or indirectly, as the holder of the Note or other Indebtedness secured hereby, Grantor hereby expressly consenting to Trustee acting as Trustee irrespective of the fact that Trustee might be otherwise disqualified for any of the foregoing reasons, and that any interest which Trustee or any successor shall have or may acquire in the Indebtedness secured hereby, or the Mortgaged Property, shall neither interfere with nor prevent his acting as Trustee or from purchasing said property at said sale or sales, and all parties waive any objection to Trustee having or acquiring any such interest in the Indebtedness or Mortgaged Property and continuing to act as Trustee. Trustee covenants faithfully to perform and fulfill the trust herein created, but shall be liable, however, only for gross negligence or willful misconduct as determined by a court of competent jurisdiction.
     No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy, but every remedy herein provided shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, or by statute; and every power and remedy given by this Deed of Trust to Trustee or to Beneficiary may be exercised from time to time and as often as may be deemed expedient. No delay or omission by Trustee or by Beneficiary to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any default or an acquiescence therein. In case Trustee shall have proceeded to enforce any right under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely, then, and in such and every such case, Grantor and Trustee shall severally and respectively be restored to their former positions and rights hereunder in respect of the Mortgaged Property, and all rights, remedies and powers of Trustee shall continue as though no such proceedings had been taken. If any additional sum or sums shall become due and owing, by Grantor to Beneficiary, pursuant to the provisions hereof, the affidavit of Beneficiary shall be sufficient evidence of the fact that such additional sums are secured hereby in the amount set forth in such affidavit.
General Provisions. This Deed of Trust and all provisions hereof shall extend to and be binding upon Grantor and all parties claiming by, through or under Grantor. All covenants and agreements of Grantor herein shall be joint and several. Grantor acknowledges and agrees that all expenses and amounts expended by Trustee and/or Beneficiary or owed to Trustee or Beneficiary under any indemnity in this Deed of Trust, shall be due as and when incurred, bear interest at the highest rate set forth in the Debt Instruments (or if no rate is specified, at the maximum lawful rate) and shall constitute Indebtedness secured hereby, and all indemnities contained in this Deed of Trust shall apply notwithstanding any negligent conduct or omission of Beneficiary or Trustee (except to the extent of gross negligence or willful misconduct on the part of Beneficiary or Trustee), are in addition to any legal liability or responsibility Grantor otherwise has, and shall survive the foreclosure of this Deed of Trust and the payment of the obligations secured hereunder. The unenforceability or invalidity of any provision or provisions of this Deed of Trust shall not render any other provision or provisions herein contained unenforceable or invalid. The term “Beneficiary” shall be deemed to mean and include the endorsee(s), transferee(s) or the holder(s) at the time being of the Debt Instruments and/or any of the other Indebtedness secured hereby, and the successors and assigns of Beneficiary, and the term “Trustee” shall be deemed to mean and include any successors of the Trustee in the trust hereby created; and the covenants and agreements shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of Grantor and the successors in trust of the Trustee and the endorsee(s), transferee(s), successors and assigns of Beneficiary. All of the grants, covenants, terms, agreements, provisions and conditions herein contained shall run with the land. Time is of the essence of all Grantor’s obligations hereunder. The captions or headings used herein are for the convenience of. the parties and are not a part of this Deed of Trust. To the extent that proceeds of the Indebtedness secured hereby or advances under this Deed of Trust are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Property, Beneficiary is hereby subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released. Trustee hereby lets the Mortgaged Property to Grantor and assigns until this Deed of Trust be released and satisfied, or until default be made under the covenants and agreements hereof, upon the following terms, to-wit: Grantor and all persons claiming or possessing said Mortgaged Property or any part thereof, shall pay rent therefor during said term at one cent per month, payable on demand, and shall and will surrender peaceful possession of said premises, and every part thereof, to Trustee immediately upon such default, and without notice or demand therefor, provided that nothing in this Deed of Trust shall be construed to prevent the Beneficiary from having and taking every legal means to enforce payment of the Indebtedness secured hereby, without having first enforced this Deed of Trust; provided, further that if Grantor shall well and truly pay or cause to be paid to Beneficiary the Indebtedness secured hereby as and when the same shall become due and payable and this Deed of Trust is no longer intended to secure future advances and future obligations under Section 443.055 R.S.Mo., as amended, then this trust shall cease and be void and the Mortgaged Property hereinbefore conveyed shall be released at the cost of Grantor, otherwise to remain in full force and effect. To the extent that Beneficiary receives any payment on accoun t of the Indebtedness and any such payment(s) or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Indebtedness or part thereof intended to be satisfied and any and all liens, security interests, mortgages and/or other encumbrances upon or pertaining to any assets of Grantor and theretofore created and/or existing in favor of Beneficiary as security for the payment of such Indebtedness shall be revived and continue in full force and effect, as if such payment(s) had not been received by Beneficiary and applied on account of the Indebtedness.

Loan Agreement to Prevail. In the event of any conflict between the provisions of this Deed of Trust and the Loan Agreement, the provisions of the Loan Agreement shall prevail.
Entire Agreement. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE GRANTOR AND THE BENEFICIARY FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE GRANTOR AND THE BENEFICIARY REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE BENEFICIARY AND THE GRANTOR, EXCEPT AS THE BENEFICIARY AND THE GRANTOR MAY LATER AGREE IN WRITING TO MODIFY IT.
     IN WITNESS WHEREOF, Grantor has executed this Future Advance Deed of Trust and Security Agreement the day and year first above written.
     Grantor:

SYNERGETICS DEVELOPMENT COMPANY, L.L.C.
By /s/ Kurt W. Gampp, MANAGER
Name:
Title:	Manager

STATE OF MISSOURI	)
	)	SS.
COUNTY OF ST. CHARLES	)
     On this 19th day of September, 2002, before me appeared Kurt W. Gampp, to me personally known, who, being by me duly sworn, did say that he/she is a member of Synergetics Development Company, L.L.C., a Missouri limited liability company and that said instrument was signed in behalf of said limited liability company by authority of its members; and said Manager acknowledged said instrument to be the free act and deed of said limited liability company.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(SEAL) [SEAL]	/s/ Kathryn M. Norton
Notary Public

My term expires                                         .